UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2014, Cortex Pharmaceuticals, Inc. (the “Company”) entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with various accredited investors (each, a “Purchaser”), pursuant to which the Company sold an aggregate principal amount of $238,500 of its (i) 10% Convertible Notes due September 15, 2015 (“Notes”) and (ii) Warrants to Purchase Common Stock (“Warrants”), as described below. That closing was the first closing in a private placement of up to $1,000,000 (the “Private Placement”). The Company filed a Current Report on Form 8-K in connection with that closing on November 12, 2014.

On December 9, 2014, a second closing under the Private Placement for $46,000 took place and on December 31, 2014, a third closing under the Private Placement took place for $85,000, bringing the aggregate amount financed under the Private Placement to $369,500 as of December 31, 2014.

On February 2, 2015, a fourth closing under the Private Placement for $210,000 took place, bringing the total aggregate amount financed under the Private Placement to date to $579,500. Purchasers in each of the subsequent closings are also each a “Purchaser” as discussed below. There may be one or more additional closings under the Private Placement.

Unless otherwise provided for in the Notes, the outstanding principal balance of each Note and all accrued and unpaid interest is due and payable in full on September 15, 2015. At any time, each Purchaser may elect, at its option and in its sole discretion, to convert the outstanding principal amount under its Note plus accrued and unpaid interest under its Note into a number of shares of the Company’s Common Stock, par value $0.001 (“Common Stock”) equal to the quotient obtained by dividing the outstanding principal amount plus any accrued and unpaid interest under such Note by $0.035. In the case of a Qualified Financing (as defined in the Purchase Agreement), the outstanding principal amount and accrued and unpaid interest under the Notes automatically convert into Common Stock, at a Common Stock equivalent price of $0.035. In the case of an Acquisition (as defined in the Purchase Agreement), the Company may elect to either: (i) convert the outstanding principal amount and all accrued and unpaid interest into shares of Common Stock or (ii) accelerate the maturity date of the Note to the date of closing of the Acquisition. The Warrants are exercisable until 5:00 p.m. on September 15, 2015 at the same price per share of Common Stock at which the Notes are convertible and into the number of shares of Common Stock calculated as each Purchaser’s investment amount divided by $0.035. The Warrants do not have any cashless exercise provisions. The shares of common stock issuable upon conversion of the Notes and exercise of the Warrants are not subject to any registration rights.

Placement agent fees, brokerage commissions, finder’s fees or similar payments were made in the form of cash and warrants to qualified referral sources in connection with the sale of the Notes and Warrants. In connection with the initial closing, fees of $16,695 were paid in cash, based on 7% of the aggregate principal amount of the Notes issued to such referral sources, and the fees paid in warrants (the “Placement Agent Warrants”) consisted of 477,000 warrants, reflecting warrants for that number of shares equal to 7% of the number of shares of common stock into which the corresponding Notes are convertible. In connection with the second closing, fees of $700 were paid in cash and 20,000 Placement Agent Warrants were issued. In connection with the third closing, fees of $3,500 were paid in cash and 100,000 Placement Agent Warrants were issued. In connection with the fourth closing, fees of $14,700 were paid in cash and 420,000 Placement Agent Warrants were issued. The Placement Agent Warrants have a cashless exercise provision and are exercisable through September 15, 2015 at a fixed price of $0.035 per share. Aurora Capital LLC, a related party, is acting as a placement agent for this financing.

The Notes and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The Notes and Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement (including the Form of Note and the Form of Warrant), a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 12, 2014 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Purchasers of the Notes and Warrants (including the purchasers in the second, third and fourth closings) made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The offer and sale of the Notes and Warrants were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Notes and Warrants were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2015	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Purchase Agreement (including the Form of Note and the Form of Warrant), incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 12, 2014.